OPINION OF COUNSEL, JODY M. WALKER


           [JODY M. WALKER - LETTERHEAD]



December 20, 2004


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

Re:      Pricester.com, Inc., a Nevada corporation
         Form SB-2 Registration Statement

I have acted as counsel to Pricester.com, Inc., a Nevada corporation in connection with the preparation and filing of a Registration Statement
on Form SB-2.    The registration statement covers the registration
under the Securities Act of 1933, as amended, of 1,000,000 common
shares.   I have examined the registration statement, Pricester's
articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares have been and will be issued and that Pricester will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the common shares have been and may be sold, I am of the opinion that the common shares have been and will be validly issued, fully paid and nonassessable.

This opinion opines upon Florida law, including the Florida
Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Pricester in respect to any matter which comes to my attention hereafter.



              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,

/s/ Jody M. Walker
-------------------
Jody M. Walker